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                                                                    Exhibit 10.8


                           FIXED INCOME DATA AGREEMENT

THIS AGREEMENT is entered into as of the first day of October 1999.

BETWEEN

(1) REUTERS LIMITED, a company incorporated in England and Wales, whose registered office is at 85 Fleet Street, London EC4P 4AJ ("Reuters"); and

(2) INSTINET CORPORATION, a company incorporated in the state of Delaware, whose registered office is at 875 Third Avenue, New York, New York 10022 ("Instinet").

RECITALS:

(A) Reuters supplies online news and business and financial information services to its clients worldwide and, in particular, has developed and maintains a database which includes terms and conditions, price and reference data relating to certain fixed income instruments traded on markets around the world.

(B) Instinet supplies electronic equities brokerage services to its clients worldwide and has developed and wishes to market and supply to its clients a new electronic fixed income brokerage service intended to support anonymous, electronic execution of trades in fixed income financial instruments.

(C) Reuters is willing to supply Instinet with a feed of certain terms and conditions, price and reference data relating to fixed income instruments which it currently maintains on, or during the life of this Agreement will add to, its database and Instinet wishes to acquire the right to make that data available to subscribers through its fixed income service, subject to the terms of this Agreement.


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(D)   Instinet is willing to supply Reuters with a feed of certain price data derived from the trading of fixed income instruments over its fixed income service and Reuters wishes to acquire, on behalf of the Reuters Group, the right to use and distribute that data in accordance with the terms of this Agreement.

(E) In order to facilitate Reuters supply of the fixed income terms and conditions, price and reference data to Instinet and Instinet's supply of the traded price data to Reuters, Reuters and Instinet have developed and agree to maintain and support delivery mechanisms and an interface between Reuters managed systems and network and Instinet's managed systems and network via which such data will be delivered, in each case as further set out in this Agreement.

IT IS AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATIONS

1.1 The following definitions apply throughout this Agreement unless the context otherwise requires:

Agreement

This agreement and all its schedules and attachments, as amended from time to time.

Application Programming Interface

The means by which programmatic access to the functionality and certain of the Fixed Income Service's data is provided by Instinet to Subscribers for use in their internal applications and systems.

Data Service Level Agreement

The service level agreement attached at Schedule 1.

Fixed Income Data

The fixed income terms and conditions,


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price and reference data fields for each of the asset classes which are specified in Schedule 2 and which are held from time to time in the Reuters Database.

Fixed Income Datafeed

The digital feed more fully described in the Operational Service Level Agreement via which Reuters will deliver the Fixed Income Data and changes and updates to it to Instinet.

Fixed Income Data Delivery Specification

The technical means by which Reuters will deliver the Fixed Income Data to Instinet, as further described in the Operational Service Level Agreement.

Fixed Income Service

Instinet's fixed income brokerage service, Instinet Fixed Income Markets.

Instinet Database

The database described more fully in the Operational Service Level Agreement and into which Reuters will feed the Fixed Income Data from the Reuters Database.

Instinet Affiliate

Instinet Holdings Limited, Instinet International Limited and any direct or indirect subsidiary of Instinet or Instinet International Limited in which from time to time Instinet or Instinet International Limited beneficially owns 50% or more of the issued share capital and the general management of which it has the legal power to direct


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Operational Service Level Agreement

The service level agreement attached at Schedule 3.

Reuters Database

The database on which Reuters stores fixed income terms and conditions, reference and price data from time to time, currently the RDB.

Reuters Group

Reuters Group PLC and any of its direct or indirect subsidiaries from time to time, excluding Instinet and any Instinet Affiliate.

Reuters Services

With respect to the Traded Price Data further described in Parts 1 and 2 of
Schedule 4, those high tier financial information services marketed and distributed by the Reuters Group from time to time comprising the Reuters 3000 series of information services, Reuters 3000 Xtra and any other Reuters Group service(s) in which from time to time Instinet agrees in advance with Reuters the Traded Price Data may be included, and with respect to the Traded Price Data further described in Part 2 of Schedule 4 those bulk data information services marketed and distributed by the Reuters Group from time to time including, for the avoidance of doubt, Reuters Viking series of bulk data information services.

Subscribers

Actual and potential customers who contract with Instinet for the supply of the Fixed Income Service and who are permissioned to use it.

Traded Price Data

The data described in Schedule 4 as amended from time to time.


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Traded Price Datafeed

The digital feed via which Instinet will deliver Datafeed updates of the Traded Price Data to Reuters.

1.2   In this Agreement:

      1.2.1 unless the context otherwise requires, all references to a particular Clause or Schedule are references to that Clause in or Schedule to this Agreement as it may be amended from time to time;

      1.2.2 the headings are inserted for convenience only and must be ignored in construing this Agreement;

      1.2.3 references to the words "include" or "including" are to be construed without limitation to the generality of the preceding words;

      1.2.4 references to "the date of the Agreement" or "the date of this Agreement" mean the first (1st) day of October 1999, which shall be taken to be the effective date of this Agreement.

      1.2.5 words referring to persons include any individual, company, partnership, trust or association, whether or not a separate legal person.

2.    DURATION

      2.1 This Agreement begins on 1 October 1999 and will continue in force for a period of two (2) years from that date (the "Initial Term"). This Agreement will be automatically renewed for additional one year terms ("Renewal Terms") unless either party gives the other at least six (6) months' prior written notice of termination, such notice to expire on the expiry of the Initial Term or any Renewal Term.

      2.2 Reuters and Instinet agree to carry out a full technical and commercial review of the subject matter of the Agreement within three (3) months of the first anniversary of the date of the Agreement. This is in addition to any operational


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            reviews carried out under Clause 8, the Data Service Level Agreement or the Operational Service Level Agreement.

      2.3 On termination of the Agreement in accordance with Clauses 2.1, 11 or 12.3:

            2.3.1 Reuters will cease to supply updates of the Fixed Income Data to Instinet with immediate effect, but Instinet may maintain on the Instinet Database and continue to make available to Subscribers static files of Fixed Income Data supplied to it by Reuters under the Agreement prior to its termination provided however that if requested by Reuters pursuant to an obligation owed by a member of the Reuters Group to a third party data source Instinet will use all reasonable efforts to purge such Fixed Income Data from the Instinet Database and any other medium on which it is stored by Instinet. The rights and obligations of both parties under the Agreement will continue in effect in relation to such usage of the Fixed Income Data following termination of the Agreement.

            2.3.2 Instinet will cease to supply updates of the Traded Price Data to Reuters with immediate effect, but the Reuters Group may continue to maintain on the Reuters Database and distribute via the Reuters Services static files of Traded Price Data supplied to it by Instinet under the Agreement prior to its termination. The rights and obligations of both parties under the Agreement will continue in effect in relation to such usage of the Traded Price Data following termination of the Agreement.

3.    DEVELOPMENT AND CONNECTIVITY

      3.1 Reuters and Instinet have worked together to develop and implement the Fixed Income Data Delivery Specification. Reuters and Instinet may each modify the Fixed Income Data Delivery Specification at their own cost provided they do so in accordance with Clause 8 and the terms of the Operational Service Level Agreement and provided they use reasonable efforts to ensure that such


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            modifications do not result in substantially inferior delivery or quality of the Fixed Income Data.

      3.2 Reuters and Instinet will each ensure that any equipment connected by it to the other's network and systems is connected in accordance with the Fixed Income Data Delivery Specification and is used in accordance with any instructions, safety or security procedures applicable to the use of that equipment.

4.    FIXED INCOME DATA - REUTERS OBLIGATIONS

      4.1 Subject to Clauses 2.3.1 and 4.4, Reuters grants to Instinet, on its own behalf and on behalf of the Instinet Affiliates, a perpetual, non-exclusive, fully paid-up worldwide licence to use, and to sub-license to Subscribers the right to use, the Fixed Income Data solely for the purpose of facilitating and supporting trading over the Fixed Income Service as follows:

            4.1.1 Instinet, and the Instinet Affiliates, may store, copy and maintain the Fixed Income Data on their internal systems and use it in order to carry out development work, to provide client support to Subscribers and to perform risk management analysis, in each case in relation to the Fixed Income Service;

            4.1.2 With the exception of fields including, but not limited to, those relating to credit ratings, call schedules and redemption schedules and in any event only to the extent reasonably necessary, Instinet and the Instinet Affiliates may display the Fixed Income Data on-screen over the Fixed Income Service for the purpose of enabling permitted users at Subscriber organisations to identify and select individual fixed income instruments on-screen both in order to trade those instruments over the Fixed Income Service and to review trade tickets generated in relation to specific transactions;


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            4.1.3 Instinet and the Instinet Affiliates may use the Fixed Income
                  Data for the purpose of computing and displaying on-screen over the Fixed Income Service analytical values such as price, yield and duration provided however that Instinet and the Instinet Affiliates may not expressly permit Subscribers to use the Fixed Income Data displayed over the Fixed Income Service to create their own analytical values nor may they export the Fixed Income Data to Subscribers with the intention of permitting them to do so;

            4.1.4 Instinet and the Instinet Affiliates may export individual items of reference Fixed Income Data to Subscribers via the Application Programming Interface for the purpose of enabling permitted users at Subscriber organisations:

                  (i) to identify and select individual fixed income instruments on-screen both in order to trade those instruments over the Fixed Income Service and to review trade tickets generated in relation to specific transactions; and

                  (ii) to redistribute such Fixed Income Data internally over the relevant Subscriber's systems to the extent necessary to carry out back-office settlement, risk management and other support functions relating to individual trades over the Fixed Income Service;

                  provided always that Instinet and the Instinet Affiliates may not at any time export a copy of all or a substantial part of the Fixed Income Data to any Subscriber nor expressly or impliedly permit Subscribers to upload or otherwise store, copy or redistribute the same.

      4.2 Reuters agrees that Instinet may sub-license and redistribute the Fixed Income Data to, and permit access to and use of the Fixed Income Data by, the Instinet Affiliates subject to Clauses 4.1 and
            4.4 of the Agreement provided always that Instinet ensures that each Instinet Affiliate to which it sub-licenses and


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            redistributes the Fixed Income Data or which it permits to access or use the Fixed Income Data is made aware of and complies with the terms of this Agreement.

      4.3 Instinet and the Instinet Affiliates are not permitted to use or permit Subscribers to use the Fixed Income Data for any purposes other than those identified in Clause 4.1 and in particular they are not entitled to use the Fixed Income Data in order to develop and market a fixed income market information service. Any use of the Fixed Income Data beyond what is permitted in Clauses 4.1 and 4.4 will be subject to Reuters prior written approval and any conditions which Reuters may attach to that approval.

      4.4 Reuters will deliver to Instinet all Fixed Income Data which is contained within the Reuters Database at the date of the Agreement or which is subsequently added to it. Instinet will not be entitled to make any individual asset class of Fixed Income Data available to Subscribers via the Fixed Income Service without the prior consent of Reuters (such consent to be confirmed in writing by Reuters as soon as is practicably possible at the relevant time) provided however that:

            4.4.1 Reuters may withhold or subsequently withdraw its consent to the inclusion of particular Fixed Income Data in the Fixed Income Service only if it is not entitled to permit Instinet and the Instinet Affiliates to make the relevant data available to Subscribers under the terms of an agreement between a member of the Reuters Group and the source of the said data and the Reuters Group has already used reasonable endeavours to secure or retain the right do so or to find an alternative source of that data;

            4.4.2 Reuters hereby authorises Instinet and the Instinet Affiliates to make available to Subscribers the asset classes of Fixed Income Data specified in Part I of Schedule 2.


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      4.5   In accordance with Clause 8, Reuters will notify Instinet promptly of each new set of Fixed Income Data which it adds to the Reuters Database.

      4.6 Reuters will deliver the Fixed Income Data to Instinet in accordance with the Fixed Income Data Delivery Specification and Reuters will be responsible for, and bear the cost of, such delivery.

      4.7 Reuters will use reasonable endeavours to deliver the Fixed Income Data to Instinet on a timely basis and to maintain, support and communicate faults in the Fixed Income Datafeed in accordance with the terms of the Data Service Level Agreement and the Operational Service Level Agreement.

      4.8 Although Reuters will be responsible for and will use reasonable endeavours to ensure the accuracy and completeness of the Fixed Income Data and, in accordance with the terms of the Data Service Level Agreement, to provide second level support to Subscribers in relation to it, Instinet acknowledges that Reuters gathers the Fixed Income Data from multiple sources and neither Reuters nor any other member of the Reuters Group will be liable to Instinet or any Instinet Affiliate for any direct, indirect, special or consequential damage suffered in connection with the supply of the Fixed Income Data to Instinet under this Agreement.

      4.9 Reuters will not be responsible for the accuracy, completeness or reliability of any fixed income terms and conditions, price or reference data made available by Instinet or any Instinet Affiliate through the Fixed Income Service which Instinet or an Instinet Affiliate has not obtained from Reuters or any other member of the Reuters Group, and neither Reuters nor any other member of the Reuters Group will be liable to Instinet or any Instinet Affiliate in relation thereto.

      4.10 Reuters will provide appropriate training on the content and structure of the Fixed Income Datafeed to those employees of Instinet or an Instinet Affiliate who require it.


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5.    FIXED INCOME DATA - INSTINET'S OBLIGATIONS

5.1 Instinet will receive the Fixed Income Data in accordance with the Fixed Income Data Delivery Specification.

5.2 Instinet will use its reasonable endeavours to communicate to Reuters any faults in the Fixed Income Datafeed in accordance with the Operational Service Level Agreement.

5.3 Subject to Clause 4.7, Instinet will be responsible for and will use its reasonable endeavours to support Subscribers' enquiries about the content, use, functionality and support of the Fixed Income Service in accordance with the Data Service Level Agreement.

5.4 In accordance with the Data Service Level Agreement, Instinet will provide appropriate training on the content, functionality and structure of the Fixed Income Service to Reuters employees who require it.

5.5 Instinet will to the extent reasonably practicable, and at all times, maintain the security of the Fixed Income Data in accordance with Reuters and Instinet's standard technical and security policies in force from time to time.

5.6 Notwithstanding the provisions of Clause 8, Instinet will use reasonable endeavours to give Reuters at least sixty (60) days' prior written notice of its intention to launch trading of a new asset class of fixed income instrument over the Fixed Income Service. Within twenty one (21) days of receiving such notification, Reuters will use its reasonable endeavours to confirm to Instinet whether or not it consents to Instinet and the Instinet Affiliates making the corresponding asset class of Fixed Income Data available to Subscribers via the Fixed Income Service.


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6.    TRADED PRICE DATA

6.1 Instinet hereby grants to Reuters, on behalf of all present and future members of the Reuters Group, a perpetual, non-exclusive, fully paid-up worldwide license to use, copy, store, package, process, manipulate, modify and prepare derivative works from the Traded Price Data and to market, sub-license and distribute the Traded Price Data and derivative works prepared from it to Reuters Group clients via the Reuters Services provided however that such right and license is granted to Reuters on an exclusive basis for the duration of the Initial Term. The Reuters Group may also market, distribute and sub-license the distribution of the Traded Price Data and derivative works prepared from it to such of the Reuters Group's authorised distributors only with the express and prior written consent of Instinet.

6.2 As soon as is practicable and in any event no later than 3 April 2000 Instinet will commence delivery of the Traded Price Data to Reuters subject to the embargoes described in Schedule 4. Notwithstanding the above, if any technical delay in implementing the Traded Price Datafeed is caused by Reuters Instinet will not be obliged to commence delivery of the Traded Price Data until Reuters has removed the cause of the delay.

6.3 Instinet will use its reasonable endeavours to deliver the Traded Price Data to Reuters on a timely basis and to maintain, support and communicate faults in the Traded Price Datafeed. Once the means for delivering the Traded Price Data to Reuters are fully defined, the parties will use reasonable endeavours to negotiate and settle in good faith and incorporate into this Agreement a service level agreement documenting in satisfactory detail the Traded Price Datafeed and the training, maintenance and support Instinet will provide to the Reuters Group in relation to it. Reuters and Instinet agree that such service level agreement will provide for a level of service and responsiveness at least equivalent to that provided for in the Data Service Level Agreement and the and Operational Service Level Agreement.


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6.4   Instinet will be responsible for and will use reasonable endeavours to ensure the accuracy and completeness of the Traded Price Data and will provide support to the Reuters Group and to subscribers of Reuters Services in relation to the Traded Price Data. Instinet will not be liable to Reuters for any direct, indirect, special or consequential damage suffered in connection with the supply of the Traded Price Data to Reuters under this Agreement.

6.5 Instinet will not be responsible for the accuracy, completeness or reliability of any fixed income traded price data made available by Reuters through the Reuters Services which Reuters has not obtained from Instinet and Instinet will not be liable to Reuters in relation thereto.

6.6 In marketing and distributing the Traded Price Data through the Reuters Services, Reuters will comply with all reasonable requirements and procedures established and notified to it from time to time by Instinet in relation to the permissioning of access to and usage of the Traded Price Data. In particular, Reuters agrees to restrict the release of last traded price data distributed by it via its integrated data network in accordance with any reasonable requirements notified to it by Instinet from time to time.

6.7 Instinet will be responsible for, and bear the cost of, transmitting the Traded Price Data to Reuters.

7.    VALUATION

      Reuters and Instinet agree that the annual values of the Fixed Income Data and Traded Price Data to be delivered during the first two years' operation of the Agreement are as follows:

      7.1. in the case of the Fixed Income Data, approximately (pound)270,000 in the first year and (pound)540,000 in the second year;

      7.2 in the case of the Traded Price Data, approximately (pound)150,000 in the first year and (pound)690,000 in the second year;


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            such values to be kept under review by the parties and, if appropriate, revised.

8.    CHANGE CONTROL

      Any change to a Schedule of this Agreement will be made in accordance with the following procedure:

      8.1 the party proposing the change will provide the other with a written notification describing in appropriate detail the nature of the proposed change;

      8.2 once every month the parties' nominated representatives will meet by teleconference or other appropriate means to discuss all changes proposed in writing in accordance with Clause 8.1 since their meeting the previous month;

      8.3 the party to whom a change is proposed will use reasonable endeavours to evaluate the proposed change and respond to the party who proposed it within thirty (30) business days of the meeting at which it is discussed;

      8.4 if the parties agree to make a change to a Schedule, that change must be recorded in writing by the party who proposed it and signed by a duly authorised officer of each party before the change becomes effective;

      8.5 for the purposes of this Clause 8, for the time being Reuters nominated representatives will be Gary Weston, Christine Ranhosky and Phil Lambert and Instinet's nominated representatives will be Rustam Lam, Vivian Lok and Rachel Moseley.

9.    INTELLECTUAL PROPERTY RIGHTS

9.1   Each party acknowledges that:


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      9.1.1 Reuters will own all intellectual property rights, trade secrets and other proprietary technical, commercial and financial information which it has created or generated in performing its obligations under this Agreement; and

      9.1.2 Instinet will own all intellectual property rights, trade secrets and other proprietary technical, commercial and financial information which it has created or generated in performing its obligations under this Agreement;

      and neither party will take any action inconsistent with this acknowledgement.

10.   CONFIDENTIALITY

10.1 Reuters and Instinet will keep in confidence any information of a confidential nature (whether written or oral) disclosed to it by the other party in connection with or under the Agreement and neither will disclose any such information to any person other than their employees or professional advisers who need to know that information for the purpose of performing their obligations under or in connection with this Agreement without the prior written consent of the party who disclosed it.

10.2 Reuters will not disclose the contents of Part 2 of Schedule 2 (and any amendments to it) to anyone who is not identified on the authorised disclosure list agreed with Instinet and maintained separately by Reuters.

10.3  This Clause 10 will not apply to:

      10.3.1 any information which has been published other than through a breach of the Agreement;

      10.3.2 information in the possession of the recipient before the disclosure under the Agreement took place;


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      10.3.3 information obtained from a third party who is free to disclose it;

      10.3.4 information which a party is required by law to disclose.

10.4 This Clause will remain in effect for two (2) years after the termination or expiry of the Ageement for any reason or, in relation to any individual item of confidential information, until the disclosing party confirms in writing to the recipient that the relevant item of information need no longer be treated as confidential, whichever is the earlier.

11.   TERMINATION

11.1 Without affecting any of its other rights, either party may terminate the Agreement if the other is in material breach of any obligation under the Agreement by giving the other not less than thirty (30) days' written notice of its election to terminate, such notice to state the nature of the default claimed. The defaulting party may correct the default (if capable of correction) during that thirty (30) business days period and if it is corrected the Agreement will continue in full force and effect as if such notice had not been given.

11.2 Either party is entitled to terminate the Agreement immediately and without notice if:

      11.2.1 control of the other passes outside the Reuters Group or if there is a change in control of Reuters Group PLC. For the purposes of this Clause, "control" means the beneficial ownership, whether direct or indirect, of more than 50% of the issued share capital of the relevant party and the legal power to direct or cause the direction of the general management of that party;

      11.2.2 Instinet ceases to market and distribute the Fixed Income Service or any substantially equivalent service or it ceases to carry on business under any bankruptcy, insolvency, reorganisation or similar law or for any other reason.


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11.3  Both parties acknowledge the reciprocal nature of the subject matter of this Agreement. If for any reason either party does not commence, or subsequently ceases, delivery of all or a substantial part of the data which it has undertaken to supply under this Agreement, the other party may at its discretion:

      11.3.1 elect to treat such default as a material breach by the other of the Agreement and terminate the Agreement in accordance with Clause 11.1; or

      11.3.2 require fair and reasonable payment from the other for the supply of the relevant data, such payment to be based on the open market value of that data specified in Clause 7 as amended from time to time.

11.4 Termination of the Agreement will not affect any rights or obligations of either party which are expressed to survive termination or which have arisen on or before termination.

11.5 Neither party will be liable to the other party for any indemnities or damages in the event this Agreement expires and is not renewed.

12.   FORCE MAJEURE

12.1 The provisions of this Agreement are binding upon Reuters and Instinet except where prevented or interfered with by riot, war or hostilities between nations, governmental action (other than action taken in response to a party to this Agreement who violates or fails to act with respect to any law or governmental regulation, in which case the party at fault shall not be permitted to claim the benefit of this Clause), acts of God, fire, accidents, earthquakes, strikes, labour disputes, delays of carriers, lack of transportation facilities, inability to obtain materials, curtailment of or failure in obtaining sufficient power or fuel and other causes beyond the reasonable control of the parties.

12.2 The party affected by force majeure shall give notice to the other party of that force majeure event promptly after it occurs, stating in such notice the nature


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      of the suspension of performance and the reasons for it. The affected party will use its best efforts to resume performance as soon as reasonably possible but will not be required to settle any strike or other labour dispute on unreasonable terms. On restoration of the affected party's ability to perform its obligations under this Agreement, it will give immediate notice to this effect to the other party.

12.3 If a force majeure event continues for a period of six (6) consecutive months, and there is no reasonable prospect for a prompt cure of the relevant force majeure event, then notwithstanding the provisions of Clauses 2.1 and 11 the party not affected by force majeure will be entitled to terminate this Agreement in its entirety and without liability upon ninety (90) days' prior written notice to the other party. However, this right of termination will not apply in the case of a strike or other labour dispute provided that the party affected has used its best efforts to resume performance as required by Clause 12.2.

13.   ASSIGNMENT

      Neither Reuters nor Instinet may transfer or assign or purport to transfer or assign any right or obligation under this Agreement or any part of it without the prior written consent of the other party, unless such transfer or assignment is to another company in the Reuters Group.

14.   WAIVER

      No failure of either party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each being a "Right") will operate as a waiver of it, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. The Rights are cumulative and not exclusive of any other rights or remedies provided by law or otherwise.


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15.   ENTIRE AGREEMENT

      Reuters and Instinet acknowledge and agree that this Agreement is the entire understanding of the parties in relation to the subject matter of this Agreement, that it supersedes all prior written or oral representations and agreements of the parties relating to the matters dealt with in this Agreement (save to the extent implied by law) and that neither Reuters nor Instinet have relied on any warranty or representation (except in the case of fraud) made by the other. No change or modification of this Agreement will be binding on the parties unless it is executed in writing and signed by a duly authorised officer of each of the parties.

16.   NOTICES

      Any notice or other document required to be given or forwarded under this Agreement must be sent by courier, registered mail or by fax to the following persons:

      (i)   Reuters: General Counsel, 85 Fleet Street, London EC4P 4AJ;

      (ii) Instinet Corporation: Rachel Moseley, Instinet Corporation, 850 Third Avenue, New York, NY l0022 and a copy to General Counsel, Instinet Corporation at the same address.

      Notices will be deemed to be received three (3) business days after being sent or on proof of delivery, if earlier.

17.   NO PARTNERSHIP OR JOINT VENTURE BETWEEN PARTIES

      Nothing in this Agreement will be construed so as to create any partnership, joint venture or relationship of principal and agent or between the parties and neither party will have any authority to represent or bind the other party in any way and will not represent that it has such authority.


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18.   CHOICE OF LAW

      This Agreement is governed by and will be interpreted in accordance with English law and the parties irrevocably agree that the courts of England will have non-exclusive jurisdiction to deal with any disputes arising out of or in connection with the Agreement.

19.   SURVIVAL

      Clauses 2.3, 4.1, 4.8, 4.9, 6.4, 6.5, 9, 10 and 18 will survive the termination or expiry of the Agreement for any reason.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorised representatives on the day, month and year first above written.

For and on behalf of                    For and on behalf of
INSTINET CORPORATION                    REUTERS LIMITED


/s/ P. Fenichel                         /s/ William Goldy
------------------------------          ------------------------------
Name                                    Name

SVP                                     DIRECTOR CORE BUSINESS RI
------------------------------          ------------------------------
Title                                   Title

10/19/99                                21/9/00
------------------------------          ------------------------------
Date                                    Date

                                   SCHEDULE I
                          DATA SERVICE LEVEL AGREEMENT

                      Data Service Level Agreement between
                              Reuters and Instinet

Synopsis:

The purpose of this Data Service Level Agreement ("Data SLA") is to define specific data support roles and activities for the Fixed Income Service being launched by Instinet in Q3 1999 which will be fed by Reuters with Fixed Income Data from the Reuters Database. The service level targets defined in this document are intended to provide a quantifiable measure of the quality of service that Reuters and Instinet aim to provide under the Agreement.

Unless indicated otherwise, all capitalised terms used in this document bear the meaning defined in the Fixed Income Data Agreement between Reuters and Instinet (the "Agreement") of which this document forms a part.

                                      Author:      Christine Ranhosky
                                        Date:      20 September 1999
                                     Version:      0.3 Draft
                                    Document:      InstSLAl.doc

Approval:

Reuters                                 /s/ J. Reeve                   1/16/2001
J. Reeve                                ----------------------------------------

Tom Frossell

Instinet                                /s/ R. Moseley                  10/19/99
Rachel Moseley                          ----------------------------------------

Reviewed:

Reuters Product Director                ----------------------------------------
Peter Seremetis
Reuters Product Manager
Gary Schneider
Reuters Information Support             ----------------------------------------
Terry Huff
Tom Frossell
Instinet Product Mgt                    ----------------------------------------
Rustam Lam
Instinet Development                    ----------------------------------------
Duncan Johnston-Watt
Rachel Moseley

                         Service Level Agreement between
                               Reuters & Instinet

DOCUMENT HISTORY
--------------------------------------------------------------------------------

Issue   Version Date            Description of Change           Author
--------------------------------------------------------------------------------
Draft   7 April 1999            First draft of SLA              Christine
                                                                Ranhosky
--------------------------------------------------------------------------------
Draft   27 August 19999         Second Draft of SLA             Christine
                                                                Ranhosky
--------------------------------------------------------------------------------
Draft   20 September            Third Draft                     Christine
                                                                Ranhosky
--------------------------------------------------------------------------------

INDEX
--------------------------------------------------------------------------------

1.          RESPONSIBILITIES OF EACH PARTY                                  25

2.          TERMS OF REFERENCE                                              25

3.          SERVICE LEVEL COMMITMENTS                                       25
3.1         Reuters Commitments                                             25
3.2         Instinet Commitments                                            26
3.3         Data Delivery Service                                           26
3.4         Customer Service                                                26

4.          SERVICE LEVEL MANAGEMENT                                        27
4.1         Measurement                                                     27
4.2         Contacts                                                        27

1     RESPONSIBILITIES OF EACH PARTY
--------------------------------------------------------------------------------

The broad responsibilities of Reuters and Instinet under this Data SLA are summarised below. Subject to the terms of the Agreement:

Reuters will provide:

      a)    Reference and historical Fixed Income Data to Instinet

      b) A delivery feed to Instinet of the Fixed Income Data as specified in the Operational Service Level Agreement attached as Schedule 3 of the Agreement.

      c) Customer support to Instinet in respect of the Fixed Income Data as further specified in this Data SLA.

Instinet will provide:

      a) Maintenance of its own copy of the Fixed Income Data delivered to it by Reuters via the Fixed Income Datafeed.

      b) Processing of the Fixed Income Data received from Reuters via the Fixed Income Datafeed as further specified in this Data SLA.

      c) Displays of the Fixed Income Data to Subscribers over the Fixed Income Service.

      d) Customer support to Subscribers for product and data functionality in relation to the Fixed Income Service.

TERMS OF REFERENCE

The purpose of this Data SLA is to document the data service level targets which both Reuters and Instinet will use reasonable endeavours to achieve in relation to the Fixed Income Data delivered to Instinet by Reuters under the Agreement. The Data SLA forms an integral part of the Agreement, provided however that the parties intend to create legally binding relations or impose legally binding duties, liabilities, or obligations upon each other in relation to the subject matter of the Data SLA only to the extent indicated in the Agreement and no obligation is placed on Reuters or Instinet which exceeds that agreed in the Agreement.

Both Reuters and Instinet will provide to nominated representatives of the other sufficient access and facilities as are reasonably required to audit the operation of this Data SLA. A review of the SLA by both parties is required on a six month basis or as and when new content is provided or requested. Access will be subject to the standing security procedures in force on either side.

Both Reuters and Instinet agree that the responsibilities and commitments set out in this Data SLA may only be changed in accordance with Clause 8 of the Agreement with the additional requirement that each party will use reasonable endeavours to give a minimum of 90 days' written notice to the other of proposed changes to data field level, format or models and additions to data sets.

Reviews of the SLA will be conducted by the parties in accordance with Clause 2 or 8 of the Agreement as applicable.

3.    SERVICE LEVEL COMMITMENTS
--------------------------------------------------------------------------------

3.1   Reuters Commitments

3.1.1 Servicing the Feed

Reuters Operations and Communications Support Groups at the Reuters Docklands Technical Center (DTC) in London agree to use reasonable endeavours to maintain and service the Fixed Income

Datafeed described in Section 2.1 of the Operational Service Level Agreement (the "Operational SLA") such that the flow of Fixed Income Data to Instinet is sustained on an ongoing basis. They will endeavour to resolve any problems regarding the Fixed Income Datafeed for which Reuters has responsibility in accordance with the terms of the Operational SLA.

Data Content Support

Reuters will provide second level support for the Fixed Income Data through its Information Support Desks identified in Section 4.2 of this document. Reuters will provide a version of ReutersQ, Reuters electronic query tracking system, at the Instinet sites specified in Section 4.3 of this document. The data support provided by Reuters will include verification and/or correction of the Fixed Income Data supplied by Reuters under the Agreement. Corrections will be made at the Reuters source database and fed through to Instinet via the Fixed Income Datafeed.

Data Quality

Reuters is responsible for the quality and completeness of the Fixed Income Data on the basis described in Clause 4.6 of the Agreement. Accuracy is expected to be over 90% for supported sovereign data. Reuters will use reasonable endeavours to ensure that overall reliability of the Fixed Income Data is high enough to ensure that there is always accurate data available for Instinet retrieval during operational hours under normal operating conditions.

3.1.2 Training

Reuters agrees to provide training to Instinet employees on the content and structure of the Fixed Income Datafeed and related documentation as is required and appropriate.

3.2   Instinet Commitments

Data and Product Content Support

Instinet agrees to escalate all inquiries to the appropriate source of support, which shall be Reuters in the case of queries relating purely to the content Fixed Income Data supplied by it under this Agreement and Instinet in the case of all other queries. For the avoidance of doubt, Instinet is responsible for the support of queries relating to the operation of the Fixed Income Service, data on the Instinet Database and future data content of the Fixed Income Service. Instinet is also responsible for all aspects of Fixed Income Service functionality including installation, product support, release management and decommissioning of products.

Training

Instinet agrees to provide training to Reuters employees on the content and structure of the Fixed Income Service and related documentation as is required and appropriate. Instinet will also be responsible for providing training to Subscribers in relation to the Fixed Income Service.

3.3   Data Delivery Service

Reuters is responsible for maintaining the Fixed Income Datafeed in accordance with the terms of the Operational SLA.

3.4   Customer Service

Reuters Information Support Desks operate a priority system with respect to Subscriber queries. The highest level of priority relates to queries from paying clients using Reuters data in trading applications. Under the terms of this SLA Reuters agrees to consider Instinet queries conforming to this criterion as a top priority. Instinet in turn recognises the distinction between live production queries and non production queries and will endeavour to ensure that direct availability of the Reuters Information Support Desks is not abused by non urgent queries being treated as high priority. Under the SLA it is recognised that, given the relatively small size of the Instinet Fixed Income business group at launch, queries from Instinet are likely to come from all parts of the organisation, not just the Instinet Help Desks and Broker Desks.

--------------------------------------------------------------------------------
                                                        Target Time
--------------------------------------------------------------------------------
Time for Reuters Information Support desk to answer     1-4 Hours
--------------------------------------------------------------------------------
Time for Reuters to fix                                 1-TBD
--------------------------------------------------------------------------------

"Answer" is defined as the time taken for the Reuters Information Support Desk to deliver an answer to the query originator and, if appropriate, launch a correction (or "Fix") onto the Reuters Database. The answer should include a reasonable estimate of when Instinet can expect to see the correction on the Reuters Database. The answer time is based on the availability of local market sources for validation and the time required to answer a query will also be dependent on the time zone difference between the query originator and the Reuters Information Support Desk resource who is able to answer the query.

A "Fix" is defined as the time required for a data correction to appear on the Reuters Database. The target time is dependent on the nature and volume of the query.

4.    SERVICE LEVEL MANAGEMENT

4.1   Measurement

Under the terms of this data SLA, Reuters and Instinet agree to collect and record Help Desk Problem Reports in the form of ReutersQ reports on query activity. Other measurements of service availability and exception reports (based on a weekly synchronisation comparison) will be covered under the Operational SLA.

4.2   Contacts

Reuters Subscriber Inquiry Escalation

--------------------------------------------------------------------------------
Stamford Information Support    + 1-203-425-2650        1300-2300
Desk                                                    GMT
--------------------------------------------------------------------------------
Tiverton Information Support    + 44-171-542-8650       0800-1800
Desk                                                    GMT
--------------------------------------------------------------------------------

Instinet Subscriber Inquiry Contacts

--------------------------------------------------------------------------------
New York Help Desk              + 1-800-432-1285
--------------------------------------------------------------------------------
London Help Desk                + 44-171-680-3456
--------------------------------------------------------------------------------

Reuters Management Contacts

--------------------------------------------------------------------------------
Peter Seremetis         Product Director        US/ 203 425 2660
--------------------------------------------------------------------------------
Gary Schneider          Product Manager         US/ 203 940 8324
--------------------------------------------------------------------------------
Gary Weston             Business Manager        US/ 203 940 8519
--------------------------------------------------------------------------------
Bill Goldy              Project Sponsor         UK/ 0171 542 8542
--------------------------------------------------------------------------------
Terry Huff              Director, Information   US/ 416 350-5287
                        Support, America
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Tom Frossel             Manager, European               GVA/41 22 718 2227
                        Information Support
--------------------------------------------------------------------------------

Instinet Management Contacts

--------------------------------------------------------------------------------
Rachel Moseley          CIO Fixed Income Markets        US/212 310 7847
--------------------------------------------------------------------------------
Rustam Lam              Head of Fixed Income            UK/0171 680 3376
                        Production Management -
                        Europe
--------------------------------------------------------------------------------
Steve Cary              Head of Fixed Income            US/212 310 7524
                        Broker Desk - US
--------------------------------------------------------------------------------
Michael Ezra            Head of Fixed Income            UK/0171 680 3104
                        Broker Desk - Europe
--------------------------------------------------------------------------------
Duncan Johnston-Watt    Head of Fixed Income            UK/0171 680 3229
                        Development
--------------------------------------------------------------------------------
Steve Mavin             Manager, Fixed Income           UK/0171 680 3317
                        Development
--------------------------------------------------------------------------------
Vivian Lok              Fixed Income Development        US/212 310 7381

--------------------------------------------------------------------------------

                                   SCHEDULE 2

                                FIXED INCOME DATA

                       ASSET CLASSES REQUIRED BY INSTINET

PART 1

Subject to the terms of the Agreement, with effect from the date of the Agreement Reuters will provide Instinet with Fixed Income Data in relation to the following asset classes:

Governments*:

o     All US Treasuries

o All Euro denominated Government debt issued in the 11 converting countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain.

Agencies:

o     All Supranationals (both US and Euro denominated)

Jumbo Pfandbriefe

PART 2

Subject to the terms of the Agreement, with effect from the dates indicated below Reuters will use its reasonable endeavours to provide Instinet with Fixed Income Data for at least the following asset classes:

(i)   1 January 2000

Governments*:

o     Japan

o     Denmark

o     Finland

o     Norway

o     U.K

o     Switzerland

Agencies:

o     All Euro denominated Agencies

o     All US Agencies

Credit products:

o     Eurobonds (all currencies)

Futures

Repos

(ii)  1 March 2000

US Corporates

US Mortgages

The list of asset classes in Part II of this Schedule is not intended to be exhaustive and may be supplemented from time to time by agreement between the parties.

* Note: Governments comprise all applicable issued instruments for the relevant country such as coupons, zeros, strips, index linked and bills.

SCHEDULE 3

             OPERATIONAL SERVICE LEVEL AGREEMENT

                                                                      Holder No.

                            A SERVICE LEVEL AGREEMENT

                                     Between

                                     REUTERS
                                 GTC-L DOCKLANDS
               Service Operations Financial Information Databases
                              Group (SOFID) London
                                       And
                                    INSTINET
                      Operations, Newport Financial centre

                            Issue 1.1 September 1999


Agreed by:   Andrew Rieger     Sgn: /s/ Andrew Rieger    Date: 10-01-99
             Client Technology Manager, Fixed Income, INSTINET


Agreed by:   Rob Wallace       Sgn: /s/ Rob Wallace      Date: 1/2/2001
             Service Operations Manager, Reuters SOFID

                                              Compiled By: G.N.Ford
                                                     Date: September 1999
                                                           ISSUED

 This document is issued and controlled by the Quality Systems Group (Reuters). Changes may only be authorised by the approval signatory above. Numbered copies of this document have been issued to registered holders. Updates will be issued automatically for these copies. Amendments to unnumbered copies will not be issued.

Unless indicated otherwise, all capitalised terms used in this document bear the meaning defined in the Fixed Income Data Agreement between Reuters Limited and Instinet Corporation (the "Agreement") of which this document forms a part.

 THIS DOCUMENT CONTAINS INFORMATION PROPRIETARY TO REUTERS LIMITED, AND MAY NOT
         BE REPRODUCED, DISCLOSED OR USED IN WHOLE OR PART WITHOUT THE
                     EXPRESS PERMISSION OF REUTERS LIMITED.
                            (C) 1999 REUTERS LIMITED

1.0 Contents

Section                                                                     Page

 1.0    Contents                                                               2
 2.0    Introduction                                                           3
 3.0    The Customer and the Supplier                                          3
 4.0    Terms of Reference                                                     4
 5.0    INSTINET Service Level Commitments                                     5
 6.0    REUTERS Service Level Commitments                                      7
 7.0    SLA Administration                                                     8
 8.0    References                                                             9
 9.0    Appendices                                                            11
10.0    Revision History                                                      14

2.0 Introduction

      This document forms an integral part of the Agreement. It describes the mutually agreed operational procedures and relationship between;

      Reuters, Service Operations Financial Information Databases Group, London and INSTINET, Newport Financial centre, NJ relating to the Fixed Income Datafeed, and the constituent components of it.

2.1 Services/Systems

      The Fixed Income Datafeed
      The Terms & Conditions Host identified in Appendix C (the "T&C's Host") The Reuters-side firewall platform
      Network infrastructure up to the Reuters-side firewall

3.0 The Customer and the Supplier

      The customer under the terms of this Operational Service Level Agreement (the "SLA") is an external (to Reuters) company. The customer, INSTINET, shall receive the Fixed Income Data via Reuters managed systems and networks in accordance with the Agreement and the provisions of this SLA.

4.0 Terms of Reference

4.1 This document regulates the operational interfaces between Reuters and INSTINET. The parties intend to create legally binding relations or to impose legally binding duties, liabilities, or obligations upon each other only to the extent indicated in the Agreement and no obligation is placed on Reuters or INSTINET which exceeds that agreed in the Agreement.

4.2 Any faults or other non-compliance matters raised in connection with the operation of this SLA will be treated as a Customer/Supplier issue and investigated by reuters and INSTINET accordingly.

4.3 Both Reuters and INSTINET agree to provide sufficient access and facilities as are reasonably required to allow the other's nominated representatives to audit compliance with this SLA. Access will be provided subject to the standing security procedures applied at the time by the party providing such access.

4.4 Both Reuters and INSTINET agree that the responsibilities documented within the SLA cannot be changed without the consent of the signatories detailed on the front page of the SLA (or their nominated representatives from time to time) and in accordance with Clause 8 of the Agreement.

4.5 Both Reuters and INSTINET will each nominate a representative who will act on its behalf as the focal point for all SLA non-compliance and quality issues arising under the SLA (the "Quality Representatives"). (For further details see Section.7.O of the SLA - Administration).

4.6 The Quality Representatives of both Reuters and INSTINET will convene meetings as appropriate in order to evaluate any issues that may affect any operational quality standards or the functioning of the SLA.

5.0 INSTINET Service Level Commitments

5.1 Operations

      (i) INSTINET will maintain communication with Reuters using the mechanisms described in Appendix A of the SLA.
      (ii) INSTINET will be available as for communication as per Appendix A on a 24-Hour basis.

5.2 Fault Management

      All faults relating to the Fixed Income Datafeed shall be recorded and tracked by INSTINET. Details of fault event and resolutions, where applicable, will be made available to Reuters.

5.3 Fault Escalation

      Faults in the Fixed Income Datafeed supplied by Reuters will be notified to Reuters via the contact mechanisms as described in Appendix A.

5.4 Planned Maintenance

      INSTINET do not have a defined maintenance window in relation to its receipt of the Fixed Income Datafeed. Should one subsequently be defined, INSTINET will inform Reuters of its definition 28 days in advance via e-mail as defined in the contact mechanisms in Appendix A.

5.5    Change Control

      (i) INSTINET will agree with Reuters, 28 days in advance, any changes to the configuration of INSTINET supported hardware or software, which may affect the functions or receipt of the Fixed Income Datafeed. This will include network and firewall configuration changes.
      (ii) Where a change item requires Reuters to allocate extra resource, INSTINET will agree a timetable and timescales for the implementation of the change.

5.6 Hardware/Software vendor support

      Reuters will be responsible for all systems up to and including the Reuters firewall. INSTINET are responsible for all systems within the INSTINET managed production system.

5.7 Business Continuity (BC)/relocation of Service

      (i) INSTINET will agree with Reuters, 28 days in advance, any change to the INSTINET service configuration that may affect the supply or receipt of the Fixed Income Datafeed.

            For example; planned re-location of the INSTINET service to a business continuity installation

       (ii) Notification of changes to the INSTINET hardware or software environment that may incur activation of business continuity measures will be made available to Reuters via a project schedule agreed between Reuters and INSTINET at the relevant time.
       (iii) INSTINET will include notification of Reuters as part of their business continuity procedures where the receipt of the Fixed Income Datafeed may be affected.

5.8 TIBCO table space access

      INSTINET shall not use access to the T&C's Host for any purposes other than operational purposes related to the subject matter of the Agreement.

6.0 REUTERS Service Level Commitments

6.1 Operations

      (i) Reuters will be available for contact by INSTINET as described in Appendix A.
      (ii)  Reuters will contact INSTINET as described in Appendix A

6.2 Fault management

      (i) Reuters will log, maintain and track faults in the Fixed Income Datafeed.
      (ii) Reuters will manage any faults in the Fixed Income Datafeed in accordance with the MTC Docklands problem management procedures (see section 8.3 of the SLA -- Bibliography - for further details).

6.3    Fault Escalation

      (i) Fault escalation of all errors affecting the supply or quality of the Fixed Income Data, once identified, will be made to INSTINET within 30 minutes.
      (ii) All fault escalation will be maintained via the communication mechanisms defined in Appendix A.
      (iii) In the event of an ongoing problem awaiting resolution, regularity of updates and contacts shall be defined by Reuters and INSTINET at the time of the incident.

6.4 Planned Maintenance

      (i) Reuters will not guarantee the operation of the Fixed Income Datafeed during the published maintenance windows as shown in Appendix B of the SLA.
      (ii) Reuters will inform INSTINET of any alteration to the maintenance window as described in Appendix B with 28 days' notice.

6.5 Change Control

      (i) Reuters will agree with INSTINET all configuration, installation or hardware changes that may affect the supply of the Fixed Income Datafeed 28 days in advance of the change.
      (ii) Reuters will only apply changes as defined by the SOFID change management procedures (See Section 8.3 of the SLA -- Bibliography -- for further details).
      (iii) Changes made in response to faults will escalated as per the escalation mechanisms described in Appendix A

      (iv) Any change not notified in accordance with the above will be classified as an `emergency release' which is further defined in Section. 8.1 of the SLA - Definitions).

6.6 Hardware/Software vendor support

      All systems used by Reuters in support of the Fixed Income Datafeed will be included within established Reuters vendor support agreements.

6.7 Business continuity/relocation of service

      (i) In the event of Reuters activating business continuity measures, Reuters will inform INSTINET of any consequential alteration of the Fixed Income Data feed.
      (ii) Reuters will use its reasonable endeavours to re-locate the T&C's Host to its business continuity environment within the time constraints defined in the Key Product Quality Parameters (KPQP) statement (See Section 8.3 of the SLA -- Bibliography -- for further details).
      (iii) Reuters will include notification of INSTINET as part of its business continuity procedures where the delivery of the Fixed Income Data is affected.

7.0 SLA Administration

      This SLA is administered jointly by INSTINET and Reuters Quality Systems Group at GTC-L Docklands (the "Quality Systems Group"). Both parties are responsible for facilitating future reviews and amendments to the SLA. The Quality Systems Group shall manage updating and distribution of this document during it's life cycle.


      The SLA will be subject to audit and review at YEARLY intervals as a minimum by the Quality Representatives of both parties. Any amendments will be subject to mutual agreement between Reuters and INSTINET and will be recorded in accordance with Clause 8 of the Agreement.


      Non-compliance or details of other deficiencies noted during the operation of this SLA should be sent by e-mail to the following generic account held by the Quality Systems Group:

      Teamlinks Account: SLA_ADMIN

      A record of all non-compliance matters and other deficiencies will be maintained by the Quality Systems Group and will be carried forward for discussion at the SLA management review described in Section 4.1 of the SLA.

8.0 References

8.1 Definitions

(i)   Emergency Release

      An EMERGENCY RELEASE is one which it may be necessary to issue and install without complying with some, or all, of the normal requirements or controls applied to routine planned releases. It must be authorised by both a INSTINET technical manager and by Reuters senior operations management.

      An EMERGENCY RELEASE may for example be necessary to overcome or correct existing or potential service degradation, or to address a serious business threatening situation.

      Notwithstanding the above, any EMERGENCY RELEASE must be supplied with adequate information or documentation to enable Operations to safely install the release without further jeopardising any aspect of the Fixed Income Datafeed. Once an EMERGENCY RELEASE has been applied, all normally required documentation that may be outstanding must be completed and supplied to Operations within FIVE working days.

8.2 Glossary

     GTC-G      Global Technical Centre Geneva
     GTC-L      Global Technical Centre London
     SOFID      Service Operations Financial Information
                Databases
     SSHD       GTC Service Support Help Desk

8.3 Bibliography

      All documentation pertaining to the SLA is available from the QMS Intranet website;

      REFERENCE:
      "The GTC-L Technical operation Quality Management System"

      Where the following referenced documents will be available;

Document Title                                Reference
SOFID change management procedure             FID/PROC/022
MTC Docklands Service Operations FID          FID/PROC/004
Problem Management Procedures
GTC-L Docklands Document Control Procedure    GTCL_QMS/PROC/OO1

      The KPQP statement pertaining to the SLA is available from the website http://www.ri.ime.reuters.com/fixedincome/instinet

Document Title                               Reference
Key Product Quality Parameters               Refer to web page

8.4 Distribution List

      Reuters

      Rob Wallace
      Richard Dixey
      Adrian Whear
      Mark Sanwell
      GTC-L Shift Managers
      Tony Cutting

      INSTINET

      Andrew Rieger
      Rachel Moseley
      Mike Fogarty
      Bob Sillars

9.0 Appendices

      Appendix A: Communication mechanisms

      (i)   Reuters Operational Contacts (24 Hour)

            All calls to Reuters GTC-L will be initiated through the service support help desk (SSHD). Escalation to other Reuters groups will be advised accordingly.

            SERVICE SUPPORT HELP DESK Tel: +44 171 542 2777

            The management escalation point for access to SSHD

            GTC-L Shift Managers Tel +44 171 542 6665

            In the event of escalation from the SSHD to SOFID the following contact number will be used;

            SOFID CONTROL Tel: +44 171 542 5234

            All e-mail contact should be made via the following account

            Teamlinks account: SSHD

      (ii)  INSTINET operational contacts (24 Hour)

            The following numbers are the prime initial contact points for INSTINET

            System Operations            +001 201-305-6701
            Network Operations           +001 201-305-6700

            The following management escalation contacts will be made via one of the above quoted Operations contact numbers;

            Tyrone Johnson      Manager Systems Operations,
            Michael Fogarty     Director Systems & Network Operations
            Kaz Timur           VP Operations & Support

            All e-mail contact should be made via the following account

            Lotus notes accounts;

            NFC CSS NETWORK
            SYSTEMS OPERATIONS

      Appendix B: Maintenance Window.

      (i) The systems used to support the T&C's feed are subject to the following maintenance period

            Sat 16:OOHrs GMT to Sun 20:00 GMT

      (ii)  Product Support Matrix

            All fault escalation to the groups specified below will be made via/by the SSHD, or SOFID control

Component                                            Support Group   Coverage

Pathfinder III                                        SOFID -- I&S       24*7
Terms and Conditions system, system management        SOFID -- TSG       24*7
Terms and Conditions system, database administration  SOFID -- DBA       24*7
Infrastructure (non-HPSNng)                           PEG                24*7
Infrastructure HPSNng                                 RTI                24*7

Appendix C: Overview of the Fixed Income Data Delivery Environment

      As stated in the Systems/Services section of the SLA the delivery of the Fixed Income Data utilises the following systems:

      The Fixed Income Datafeed
      The T&C's Host
      The Reuters-side firewall platform

      The relationship between these systems is shown in the following diagram

        Reuters Production
        Environment (Reference
        database, RDB)
                |
                |
  The Terms and Conditions Host
       (INST_TCL London &
        INST_TCG, Geneva)
                |
                |
         Firewall System
                |
                |                Reuters Managed
                |                 Environement
   ----------------------------------------------
                |               INSTINET Managed
                |                 Environment
                |
                |
             INSTINET
            Production
            Environment


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10.0 Revision History

ISSUE    DATE      REASON FOR ISSUE                  AUTHORISED
 NO      ISSUED

 .001     22/04/99  DRAFT FOR COMMENT
 0.1     08/06/99  Final draft including revisions.
 0.2     28/06/99  Revise draft 0.1
 0.3     01/07/99  Revision of draft 0.2
 1.0     16/08/99  First formal Issue
 1.1     22/09/99  Revisions incorporated from formal review


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                                   SCHEDULE 4

                                TRADED PRICE DATA

Instinet will provide traded price data to Reuters for those asset classes in respect of which Reuters has provided Instinet with Fixed Income Data and as further provided in this Schedule:

Part 1

Last traded price for the following asset classes:

o   Euro denominated government debt; and
o   US Treasuries

With effect from the date of Agreement the last traded price data initially supplied by Instinet will be for all the above fixed income instruments actively brokered through the Fixed Income Service.

Because all prices in the Fixed Income Service are live, the last traded price data supplied for the above asset classes will be a feed of the actual traded prices -- ie. no 'indicative', co-mingled or selective data will be supplied by Instinet. The last traded price data will include both cash quotes and basis quotes (where these are part of the Fixed Income Service).

Initially, the last traded price data supplied through the Traded Price Datafeed will be delayed by Instinet for five (5) minutes prior to publishing over Reuters pages. However, the length of delay will be subject to review, and possible improvement, on the six month anniversary of this data becoming available over Reuters pages.

It is acknowledged by Reuters that Subscriber sensitivity over new types of assets added by Instinet to the Fixed Income Service over time, such as credit products, may result in different embargoes being imposed by Instinet on the release of individual items of last traded price data.

It is understood by both parties that it is the intention of Instinet to provide Reuters with progressively greater breadth and depth and shorter time delays in respect of the last traded price data and that it is Instinet's objective in due course to provide Reuters with full asset coverage in real-time for last traded prices. Notwithstanding the foregoing, Reuters acknowledges that the release over Reuters pages of any last traded price data for new asset classes and/or in greater depth and/or subject to a shorter time delay than that provided for at the date of this Agreement will in each case be subject to the written consent of Instinet.

Part 2

Daily closing price for the following asset classes:


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

o     Euro denominated government debt; and
o     US Treasuries

The delivery times for this data are expected to be 6.OOpm in London and 2.OOpm NY. Instinet will inform Reuters should this change.

No delay is required before this data may be published over Reuters pages.

It is understood by both parties that it is the intention of Instinet to provide Reuters with progressively greater breadth and depth in respect of the daily closing price data and that it is Instinet's objective in due course to provide Reuters with full asset coverage in relation to such data. Notwithstanding the foregoing, Reuters acknowledges that the release over Reuters pages of any daily closing price data for new asset classes and/or in greater depth than that provided for at the date of this Agreement will in each case be subject to the written consent of Instinet.


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